As filed with the Securities and Exchange Commission on August 7, 1996.

                                                       Registration No. 33-93056

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

              Cambridge Technology Partners (Massachusetts), Inc.
            (Exact name of registrant as specified in its charter)

             Delaware                                   06-1320610
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)

                               304 Vassar Street
                        Cambridge, Massachusetts 02139
                                (617) 374-9800
              (Address of Principal Executive Offices) (Zip Code)
                         _____________________________

                            1991 Stock Option Plan
                           (Full title of the plan)
                         _____________________________

                              Arthur M. Toscanini
                            Chief Financial Officer
              Cambridge Technology Partners (Massachusetts), Inc.
                               304 Vassar Street
                        Cambridge, Massachusetts 02139
                    (Name and address of agent for service)

                                (617) 374-9800
         (Telephone number, including area code, of agent for service)
                         _____________________________

                                   Copy to:

                             James P. O'Hare, Esq.
                      TESTA, HURWITZ & THIBEAULT, L.L.P.
                      High Street Tower, 125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000

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

                                      -2-



                        CALCULATION OF REGISTRATION FEE

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
                                               Proposed                   Proposed
                                                maximum                    maximum
 Title of securities       Amount to be        offering                   aggregate                    Amount of
  to be registered          registered      price per share             offering price              registration fee
  ----------------          ----------      ---------------             --------------              ----------------


1991 Stock
Option Plan
Common Stock
(Par Value $.01)        1,044,741 shares           $  15.67/(1)/           $16,371,091                  $ 5,645.20
                          331,600 shares           $23.1875/(2)/           $ 7,688,975                  $ 2,651.37
                        1,623,659 shares           $  25.50/(3)/           $41,403,304                  $14,277.00
                     =====================                            ==================            ===================
TOTAL                   3,000,000 shares                                   $65,463,370                  $22,573.57

================================================================================

/(1)/ All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 1,044,741 shares at an exercise price of $15.67 per share. Pursuant to rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

/(2)/ All of such shares are issuable upon the exercise of outstanding options to purchase an aggregate of 331,600 shares at an exercise price of $23.1875 per share. Pursuant to rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

/(3)/ The price of $25.50 per share, which is the average of the high and low prices reported on the Nasdaq National Market on August 5, 1996, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and has been used only for those shares without a fixed exercise price.

================================================================================

     This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 33-70114 on Form S-8 as filed with the Securities and Exchange Commission on October 8, 1993 is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement are hereby incorporated by reference.

                                      -4-
Item 8.  Exhibits.
         --------

                    Exhibit No.             Description of Exhibit
                    -----------             ----------------------

                           4.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No. 33-56338, and incorporated herein by reference).

                           4.2 Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 33-56338, and incorporated herein by reference).

                           4.3 Specimen Stock Certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 33-56338, and incorporated herein by reference).

                           4.4       1991 Stock Option Plan of the
                                     Registrant as amended.

                           4.5       Form of Incentive Stock Option
                                     Agreement for Executive Officers under
                                     the 1991 Stock Option Plan of the
                                     Registrant (filed as Exhibit 10.9 to
                                     the Registrant's Registration Statement
                                     on Form S-1, File No. 33-55658, and
                                     incorporated herein by reference).

                           4.6       Form of Incentive Stock Option
                                     Agreement for Non-Executive Employees
                                     under the 1991 Stock Option Plan of the
                                     Registrant (filed as Exhibit 10.24 to
                                     the Registrant's Registration Statement
                                     on Form S-1, File No. 33-55658, and
                                     incorporated herein by reference).

                           4.7 Form of Non-Qualified Officer Stock Option Agreement for Executive Officers (filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1, File No. 33-56338, and incorporated herein by reference).

                           4.8 Form of Non-Qualified Officer Stock Option Agreement for Non-Executive Employees (filed as Exhibit 10.8 to the Registrant's Registration Statement on Form S-1, File No. 33-56338, and incorporated herein by reference).

                           5.1       Opinion of Testa, Hurwitz & Thibeault,
                                     L.L.P.

                          24.1 Consent of Testa, Hurwitz & Thibeault, L.L.P. (included in Exhibit 5.1).

                          24.2       Consent of Coopers & Lybrand L.L.P.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge and the Commonwealth of Massachusetts, on this 7th day of August, 1996.

                                    Cambridge Technology Partners
                                      (Massachusetts), Inc.

                                    By: /s/ Arthur M. Toscanini
                                       ---------------------------------
                                       Arthur M. Toscanini
                                       Senior Vice President of Finance

         Signature                        Capacity                          Date
         ---------                        --------                          ----

/s/ James K. Sims                 Chief Executive Officer,        August 7, 1996
- -------------------------------   President and Director
James K. Sims

/s/ Arthur M. Toscanini           Senior Vice President of        August 7, 1996
- -------------------------------   Finance, Chief Financial
Arthur M. Toscanini               Officer, Treasurer and
                                  Secretary

/s/ Robert L. Gett                Executive Vice President,       August 7, 1996
- -------------------------------   President, Cambridge
Robert L. Gett                    Technology Partners (North
                                  America) and Director

/s/ Warren V. Musser              Director                        August 7, 1996
- -------------------------------
Warren V. Musser

/s/ Jean C. Tempel                Director                        August 7, 1996
- -------------------------------
Jean C. Tempel

/s/ Robert E. Keith, Jr.          Director                        August 7, 1996
- -------------------------------
Robert E. Keith, Jr.

/s/ Jack L. Messman               Director                        August 7, 1996
- -------------------------------
Jack L. Messman

/s/ John W. Poduska, Sr., Ph.D.   Director                        August 7, 1996
- -------------------------------
John W. Poduska, Sr., Ph.D.

/s/ James I. Cash, Jr., Ph.D.     Director                        August 7, 1996
- -------------------------------
James I. Cash, Jr., Ph.D.

/s/ James D. Robinson III         Director                        August 7, 1996
- -------------------------------
James D. Robinson III